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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                         UNITED STATES STEEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                               25-1897152
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

              600 GRANT STREET
          PITTSBURGH, PENNSYLVANIA                                 15219-2800
  (Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

 Securities Act registration statement file number to which this form relates:
                                    333-99273
                                 (If applicable)


Securities to be registered pursuant to Section 12(b) of the Exchange Act:

        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
        -------------------                       ------------------------------

7.00% Series B Mandatory Convertible                  New York Stock Exchange
Preferred Shares                                       Pacific Stock Exchange
                                                       Chicago Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Exchange Act:  N/A

                                      NONE

                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The title of the securities to be registered hereunder is: "7.00% Series B Mandatory Convertible Preferred Shares" (the "Preferred Shares"). A general description of the Preferred Shares may be found on page 41 of the Prospectus (the "Prospectus"), forming a part of Registrant's Registration Statement on Form S-3 (Registration No. 333-99273) that was originally filed with the Securities and Exchange Commission (the "Commission") on September 6, 2002 (the "Registration Statement"). Such description is qualified in its entirety by reference to the Certificate of Designation of the Certificate of Incorporation of the Registrant included as Exhibit 2 hereto, hereby incorporated by reference. In addition, a detailed description may be found under the caption "Description of the MEDS" on pages S-27 through S-37 of the Prospectus Supplement, dated February 4, 2003 (the "Prospectus Supplement"), filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such Prospectus Supplement, when filed with the Commission, shall be qualified in its entirety by reference to the Certificate of Designation of the Certificate of Incorporation of the Registrant included as Exhibit 2 hereto, and shall be incorporated herein by reference.

ITEM 2.  EXHIBITS

         The following exhibits are filed as part of this registration statement:

     Exhibit No.                    Exhibit Description
     ----------                     -------------------

         1        Registration Statement on Form S-3 (Registration No.
                  333-99273) filed with the Commission on September 6, 2002, by United States Steel Corporation (incorporated by reference).

         2 Form of Certificate of Designation for 7.00% Series B Mandatory Convertible Preferred Shares.

         3 Prospectus Supplement describing the Preferred Shares, dated February 4, 2003 and filed by United States Steel Corporation pursuant to Rule 424(b)(2) (incorporated by reference).

         4 Certificate of Incorporation of United States Steel Corporation (incorporated by reference to Exhibit 3(a) to United States Steel Corporation's Form 10-K dated March 19,
                  2002).

         5        By-laws of United States Steel Corporation dated April 30,
                  2002.




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                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   UNITED STATES STEEL CORPORATION



Date:  February 5, 2003            By: /s/ Gretchen R. Haggerty
                                       -------------------------------
                                       Name:  Gretchen R. Haggerty
                                       Title: Senior Vice President & Treasurer



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